UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2013

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2013 annual meeting of shareholders of the Company was held on November 1, 2013.

(b) Below are the preliminary voting results with respect to the matters considered and voted on by the Company’s shareholders at the annual meeting. The final voting results will be reported by amendment to this report when available.

Proposal 1. Election of six directors, each for a one-year term.

Board Nominee	Shares Voted For	Shares Withheld	Broker Non-votes
Nader Pourhassan, Ph.D.	9,467,919	223,724	5,923,247
Anthony D. Caracciolo	10,594,754	68,759	5,923,247
Gregory A. Gould	8,612,317	6,170,476	5,923,247
A. Bruce Montgomery, M.D.	9,507,919	37,759	5,923,247
Jordan Naydenov	9,369,419	482,759	5,923,247
Michael Nobel, Ph.D.	9,457,919	2,283,069	5,923,247

In addition to the six nominees listed above, Nickitas Panayotou, a shareholder of the Company, was nominated from the floor for election as a director at the annual meeting of shareholders. Mr. Panayotou received 2,873,053 votes in favor of his election pursuant to ballots submitted by shareholders of record present in person or by attorney-in-fact at the meeting.

Proposal 2. Ratification of the appointment of Warren Averett, LLP as the Company’s independent public accountants for the year ending May 31, 2014.

Shares Voted For	Shares Voted Against	Abstentions
18,431,888	42,517	2,305,592

Proposal 3. Advisory vote to approve the Company’s executive compensation.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
4,486,788	6,047,397	1,412,885	5,923,247

Proposal 4. Advisory vote on the frequency of holding future advisory votes on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-votes
8,761,629	594,728	219,044	1,192,834	5,923,247

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Form 8-K:

99.1	Description of Common Stock of CytoDyn Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: November 7, 2013	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer